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                                                                      Exhibit 11

                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE THREE MONTHS AND NINE MONTHS ENDED OCTOBER 1, 1994 AND OCTOBER 2, 1993



                                                   THREE MONTHS ENDED                         NINE  MONTHS ENDED
                                             Oct 1, 1994         Oct 2, 1993       Oct 1, 1994       Oct 2, 1993
                                             -----------         -----------       -----------------------------
Primary Earnings Per Share:
- - --------------------------

Net income                                    $ 7,710,000       $  6,811,000          $20,925,000        $20,594,000
                                              -----------       ------------          -----------        -----------
Weighted average common
  shares outstanding                           16,714,000         17,441,000           16,698,000         17,439,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                                21,000             65,000               38,000             78,000
                                              -----------       ------------          -----------        -----------

Total weighted average common and
  common share equivalents                     16,735,000         17,506,000           16,736,000         17,517,000

Primary earnings per common share             $      0.46       $       0.39          $      1.25        $      1.18




Fully Diluted Earnings Per Share:
- - --------------------------------

Net income                                    $ 7,710,000       $  6,811,000          $20,925,000        $20,594,000
                                              -----------       ------------          -----------        -----------

Weighted average common
  shares outstanding                           16,714,000         17,441,000           16,698,000         17,439,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                                29,000             67,000               46,000             79,000
                                              -----------       ------------          -----------        -----------

Total weighted average common and
  common share equivalent                      16,743,000         17,508,000           16,744,000         17,518,000

Fully diluted earnings per common share       $      0.46       $       0.39          $      1.25        $      1.18

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